Exhibit 99.1
[Compaq Logo here]		News Release

Compaq Computer Corporation	P.O. Box 692000
Public Relations Department	Houston, Texas 77269-2000
Tel 281-514-0484
Fax 281-514-4583
http://www.compaq.com
FOR IMMEDIATE RELEASE

Compaq Reports Record Third Quarter

NEWS SUMMARY

•      Revenue Up 22 Percent Over Q3 1999

•      Operating Profit Increases Five-Fold

•      Industry Standard Servers, Enterprise Storage
          and Consumer Revenue Grow More Than 40 Percent

•      Commercial Personal Computing Revenue Up 28 Percent

        HOUSTON, Oct. 24, 2000 – Compaq Computer Corporation (NYSE: CPQ) today announced third quarter 2000 net income of $550 million, or $0.31 per diluted common share, an increase of $0.23 cents per diluted common share or 288 percent year-over-year. Excluding net investment income of $25 million after tax, earnings per diluted common share were $0.30.

         Operating profit for the third quarter was $789 million, an increase of $669 million or 558 percent over the prior year period.1

        Compaq reported worldwide revenue of $11.2 billion for the quarter ended September 30, 2000, an increase of 22 percent over the prior year period. Adjusted for the effects of currency, revenue grew 26 percent.

        “Our results clearly demonstrate our tremendous momentum in the marketplace,” said Michael Capellas, Chairman and Chief Executive Officer. “Our revenue was the highest in Compaq’s history. We increased our operating profit five-fold over a year ago. We increased gross margin and reduced expenses. And, most importantly, we are delivering the industry’s broadest portfolio of innovative Internet products and solutions to our customers.”

        Compaq delivered strong revenue growth in all regions: North America grew 27 percent; Europe, Middle East, and Africa grew 8 percent (21 percent when adjusted for currency); Asia-Pacific grew 41 percent; Japan grew 52 percent; Latin America grew 28 percent; and Greater China grew 21 percent.

         Third quarter gross margin, as a percentage of revenue, was 23.9 percent, an increase of 0.7 percentage points year-over-year. Operating expense totaled $1.9 billion for the third quarter, a reduction of $132 million, or 7 percent from the third quarter 1999.

         "These results tell a powerful story about how solid execution across the company coupled with innovative technology has resulted in accelerating financial and market performance. We clearly are differentiating ourselves through product development," Capellas continued.

Business Outlook

        “Looking forward, we expect continued strong revenue growth,” Capellas said. “We are confident that we can achieve 18 percent revenue growth and strong earnings per share improvement in the fourth quarter.

        “In 2001, we see earnings growth in excess of 40 percent, consistent with consensus estimates,” he concluded.

***

Business Overview
Internet Infrastructure

        Enterprise Computing revenue was $3.8 billion, an increase of 19 percent year-over-year. Segment operating income was $597 million, an increase of $302 million year-over-year. Third quarter operating income was 15.7 percent of revenue. Enterprise Computing includes the Industry Standard Server Group, the Storage Products Group, and the Business Critical Server Group and represented 34 percent of third quarter revenue.

        Overall performance was led by industry standard servers, which grew 41 percent year-over-year to $1.6 billion. This is the second consecutive quarter of revenue growth of 40 percent. Revenue growth was strong across all regions as corporations and Internet Service Providers continued to build out their data centers.

        Compaq demonstrated its continued leadership in driving Windows 2000 to the enterprise with the launch of its certified Data Center solutions for Microsoft Windows 2000 Datacenter Server. The solutions include comprehensive products, services and programs to accelerate deployment of Windows 2000 Datacenter platforms in the enterprise.

         Recently, Compaq completed the world's largest deployment of Windows 2000 and Exchange 2000 seats for Hordaland Fylkes Kommune in Norway. The installation, which includes servers, storage and services, provides e-mail access to 23,000 teachers and students in Hordaland County.

        During the quarter, Compaq took aim at the $6.5 billion Network Attached Storage (NAS) market by introducing the new TaskSmartTM N-Series NAS appliance server. It is the first high-performance NAS product to deliver the economic benefits of standards-based computing and complementary open storage products.

         Storage revenue for the third quarter was $1.4 billion, up 9 percent year-over-year. Enterprise storage grew 44 percent year-over-year, driven by solid growth in software and strong acceptance of Compaq's Enterprise Network Storage Architecture solutions.

         Continuing its overall storage leadership position, Compaq shipped more than 19,000 terabytes of storage capacity, an increase of 60 percent over the year ago period and recorded major wins with Acxiom Corporation, Level 3 Communications and Chase Capital Partners.

        Business critical server revenue increased 5 percent from the same quarter last year to $813 million. Revenue growth was fueled by increased shipments of the Alpha Server GS series. Both customer acceptance and demand for the product are strong. Compaq also expanded its partnership with Oracle Corporation by adopting the Oracle Internet Platform across its entire line of server and storage offerings.

        Compaq recently extended its leadership in the high performance computing market with a number of key wins. The U.S. Department of Energy selected Compaq to build the world’s fastest and largest supercomputer for the National Nuclear Science Administration. The Japan Atomic Energy Research Institute named Compaq to build the largest supercomputer in Japan.

         In addition, Target Corporation, one of the largest retailers in the U.S., selected Compaq's NonStop Himalaya systems to handle more than 50 million customer records a day with its new Zero Latency Enterprise (ZLE) data warehouse and customer management solution.

Internet Access

        During the quarter, Compaq continued to define the next generation of Internet access devices while leading in traditional PCs. In August, the company launched a number of innovative products under Compaq’s iPAQ brand. These products address an emerging market for devices and appliances that span commercial and consumer computing and deliver packaged content and services.

        The Commercial Personal Computing Group posted revenue of $3.5 billion, an increase of 28 percent year-over-year. The Group continued to build on its profitability. Segment operating income was $133 million, an increase of $302 million year-over-year and double the profitability of the prior quarter. The Commercial Personal Computing Group accounted for 31 percent of third quarter revenue.

        During the quarter, Compaq introduced new Deskpro desktops targeted at simplifying the complexity of computing, featuring streamlined designs and new PC Lifecycle Solutions. In addition, Armada notebook shipments continued to be strong, with revenue up almost 50 percent year-over-year. Windows 2000 deployments helped drive demand, as more and more companies transition to the operating system.

        The iPAQ Pocket PC continued to be in high demand during the quarter with demand far outstripping supply. In addition, Compaq’s iPAQ BlackBerry Wireless Email Solutions expanded the company’s portfolio of groundbreaking wireless email solutions. Compaq is unique in its ability to provide the end-to-end wireless solutions for its customers, from the highest performing servers to the most advanced Pocket PCs and handhelds.

        Key wins included iScribe, which plans to purchase 50,000 iPAQ Pocket PCs during the next two years to support its wireless prescription services for the medical community. SBC Communications awarded Compaq a three-year, $250 million contract for Deskpro PCs and services. And, Bertelsmann AG awarded Compaq a contract to provide each of its 75,000 employees with either a Deskpro desktop or an Armada notebook.

        The Consumer Group posted revenue of $2.1 billion, an increase of 45 percent over the prior year period. Segment operating income was $63 million, a decrease of 3 percent year-over-year. Consumer represented 19 percent of third quarter revenue.

        The Group’s international expansion strategy continues to be successful, with strong growth across the regions. Consumer “beyond the box” revenue — including printers, Internet access and traffic, software, financing and warranty upgrades — nearly doubled year-over-year. Portables revenue grew more than 50 percent.

         Compaq continued to advance its configure to order business with sales up more than 200 percent year-over-year and is now expanding the model internationally.

        In addition to products like the iPAQ Personal Audio Player, the iPAQ Home Internet Appliance and the iPAQ Connection Point wireless hub, Compaq introduced new imaging products, including the company’s first scanner, and new Presario desktop and portables. During the quarter, Compaq was chosen by SBC Internet Services to provide DSL-equipped Presario PCs and services to its customers.

         Compaq Global Services revenue was $1.7 billion, a decrease of 2 percent year-over-year. Segment operating income was $254 million, down 16 percent from a year ago. The Group represented 15 percent of the quarter’s revenue.

        Customer Service revenue increased slightly from the prior year period to $1.1 billion, while Professional Services revenue declined 6 percent to $663 million. Adjusting for the effects of currency, Customer Services grew in line with the market at 5 percent and Professional Services was down 2 percent.

        During the quarter, Cable & Wireless expanded its alliance with Compaq, selecting Compaq Global Services to provide all customer care and help desk services for its new, leading-edge ASP venture, Cable & Wireless a-Services. The five-year, $100 million, outsourcing agreement positions Compaq service experts as the single point of contact for Cable & Wireless a-Services customers worldwide.

        In July, Compaq Global Services was named the Microsoft Global Services Partner of the Year for its leadership in providing Microsoft Windows DNA and Windows-based solutions to customers worldwide. Compaq was selected for the award because of its extensive investments in building expertise on the Microsoft platform and for its key role in designing and implementing hundreds of solutions to help customers realize business value from Microsoft-based solutions.

Company Background

        Compaq Computer Corporation, a Fortune Global 100 company, is the largest supplier of computing systems in the world. Compaq designs, develops, manufactures, and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, and communications products, commercial desktop and portable products, and consumer PCs.

        Compaq products and services are sold in more than 200 countries directly to businesses, through a network of authorized Compaq marketing partners, and directly to businesses and consumers through Compaq’s e-commerce Web site at http://www.compaq.com. Compaq markets its products and services primarily to customers from the business, home, government, and education sectors. Customer support and information about Compaq and its products and services are available at http://www.compaq.com.

# # #

Compaq and the Compaq logo Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies. This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: component shortages, delays in the implementation of changes in delivery models, increased competitive environment and pricing pressures, delays in product rollout schedules, slow acceptance for new form factors, employee retention, disruptions related to restructuring actions, the financial condition of resellers, delays in new systems implementation, operational inefficiencies related to sales cycles, equity investment volatility, and emerging market political or economic instability. Further information on the factors that could affect Compaq’s financial results is included in Compaq’s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on form 10-K and the report on Form 10-Q which will be filed shortly.

Media Relations       Grace Trent      281-518-9460       grace.trent@compaq.com
                               Arch Currid      281-927-8005       arch.currid@compaq.com
Media Hotline                                  281-514-0484       compaq.pr@compaq.com
Investor Relations                           281-514-9549       investor.relations@compaq.com
                                                      800-433-3491

COMPAQ COMPUTER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET

                                                                           September 30,      December 31,
(In millions, except par value)                                                 2000              1999
------------------------------------------------------------------------------------------------------------
                                                                            (Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                                              $     2,927         $    2,666
   Short-term investments                                                           —                636
   Trade accounts receivable, net                                               6,551              5,622
   Leases and other accounts receivable                                         1,496              1,063
   Inventories                                                                  2,427              2,008
   Other current assets                                                         1,565              1,854
                                                                          ---------------    ---------------
        Total current assets                                                   14,966             13,849
Property, plant and equipment, net                                              3,298              3,249
Other assets, net                                                               8,129             10,179
                                                                          ---------------    ---------------
                                                                          $    26,393         $   27,277
                                                                          ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Short-term borrowings                                                  $       489         $      453
   Accounts payable                                                             4,737              4,380
   Deferred income                                                              1,037                972
   Other current liabilities                                                    5,851              6,033
                                                                          ---------------    ---------------
        Total current liabilities                                              12,114             11,838
                                                                          ---------------    ---------------

Long-term debt                                                                    575               —
                                                                          ---------------    ---------------
Postretirement and other postemployment benefits                                  682                605
                                                                          ---------------    ---------------
                                                                          ---------------    ---------------
Commitments and contingencies
                                                                          ---------------    ---------------
                                                                          ---------------    ---------------
Stockholders' equity:
    Preferred stock, $.01 par value
       (authorized: 10 million shares; issued: none)                                 —
              —
    Common stock and capital in excess of $.01 par value
       (authorized: 3 billion shares; issued and outstanding:
       1,736 million and 1,705 million shares at September 30, 2000 and
       1,715 million and 1,694 million shares at December 31, 1999)             7,936              7,627
    Retained earnings                                                           6,082              4,948
    Accumulated other comprehensive income (loss)                                (63)              2,919
    Treasury stock                                                              (933)              (660)
                                                                          ---------------    ---------------
       Total stockholders' equity                                              13,022             14,834
                                                                          ---------------    ---------------
                                                                          $    26,393         $   27,277
                                                                          ===============    ===============

COMPAQ COMPUTER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

                                              Three months ended September 30,     Nine months ended September 30,
                                             -----------------------------------  -----------------------------------
(In millions, except per share amounts)          2000                1999              2000               1999
--------------------------------------------------------------------------------------------------------------------
Revenue:
    Products                                  $   9,523           $   7,587           $ 25,867           $  23,187
    Services                                      1,677               1,621              4,973               4,860
                                             ---------------    ---------------     --------------     --------------
        Total revenue                            11,200               9,208             30,840              28,047
                                             ---------------    ---------------     --------------     --------------
Cost of sales:
    Products                                      7,347               6,009             20,065              18,348
    Services                                      1,180               1,063              3,527               3,300
                                             ---------------    ---------------     --------------     --------------
        Total cost of sales                       8,527               7,072             23,592              21,648
                                             ---------------    ---------------     --------------     --------------

Selling, general and administrative expense       1,502               1,615              4,369               4,824
Research and development                            382                 401              1,092               1,271
Restructuring and related charges                    —                  868                 —                  868
Gain on sale of businesses                           —               (1,156)                —               (1,182)
Other (income) expense, net                         (20)                 51                (69)                119
                                             ---------------    ---------------     --------------     --------------
                                                  1,864               1,779              5,392               5,900
                                             ---------------    ---------------     --------------     --------------

Income before provision for income taxes            809                 357              1,856                 499
Provision for income taxes                          259                 217                594                 262
                                             ---------------    ---------------     --------------     --------------
Net income                                    $     550           $     140           $  1,262           $     237
                                             ===============    ===============     ==============     ==============

Earnings per common share:
          Basic                               $    0.32           $    0.08           $   0.74           $    0.15
                                             ===============    ===============     ==============     ==============
          Diluted                             $    0.31           $    0.08           $   0.72           $    0.15
                                             ===============    ===============     ==============     ==============

Shares used in computing earnings per
    common share:
          Basic                                   1,725               1,693              1,701               1,692
                                             ===============    ===============     ==============     ==============
                                             ===============    ===============     ==============     ==============
          Diluted                                 1,769               1,730              1,742               1,737
                                             ===============    ===============     ==============     ==============
                                             ===============    ===============     ==============     ==============

COMPAQ COMPUTER CORPORATION
SEGMENT INFORMATION
(Unaudited)

                                             Three months ended September 30,        Nine months ended September 30,
                                            -----------------------------------     ----------------------------------
(In millions)                                    2000                1999                2000               1999
                                            ----------------    ---------------     ---------------    ---------------

Enterprise Computing
        Revenue                                  $ 3,794            $ 3,195            $ 10,188            $ 9,548
        Operating income                             597                295               1,411                762
Commercial Personal Computing
        Revenue                                    3,477              2,727               9,662              9,052
        Operating income (loss)                      133                (169)               176               (369)
Consumer
        Revenue                                    2,127              1,469               5,551              4,028
        Operating income                              63                 65                 176                193
Compaq Global Services
        Revenue2                                   1,715              1,745               5,184              5,262
        Operating income                             254                304                 703                873
Other
        Revenue                                       87                 72                 255                157
        Operating income (loss)                        5               (101)                 28               (280)
Consolidated segment totals
        Revenue                                  $11,200            $ 9,208            $ 30,840           $ 28,047

        Operating income                         $ 1,052             $  394             $ 2,494            $ 1,179
A reconciliation of Compaq's consolidated segment operating income to consolidated income before provision for income taxes follows:
                                              Three months ended September 30,       Nine months ended September 30,
                                             -----------------------------------    ----------------------------------
(In millions)                                     2000                1999               2000               1999
                                             ---------------     ---------------    ---------------     --------------

Consolidated segment operating income          $ 1,052                $  394          $   2,494            $ 1,179
Corporate and unallocated shared expenses         (243)                (325)               (638)              (994)
Restructuring and related charges                   --                 (868)                 --               (868)
Gain on sale of business                            --                 1,156                 --              1,182
                                             ---------------     ---------------    ---------------     --------------
Income before provision for income taxes       $   809                $  357          $   1,856             $  499

                                             ===============     ===============    ===============     ==============